SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 30, 2007
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modifications to Rights of Security Holders.
     On April 30, 2007, Cricket Communications, Inc. (“Cricket”), a wholly owned subsidiary of Leap Wireless International, Inc. (“Leap”), entered into a Third Supplemental Indenture, dated as of April 30, 2007, among Cricket, Wells Fargo Bank, N.A., as trustee, Leap and the other guarantors under the Indenture (the “Third Supplemental Indenture”), which amends and supplements the Indenture, dated as of October 23, 2006, among the Trustee, Cricket, Leap and the initial guarantors listed therein (the “Indenture”). The Indenture governs Cricket’s 9.375% Senior Notes due 2014 (the “Notes”). As permitted by the Indenture, the Third Supplemental Indenture corrects and conforms certain provisions in the Indenture to provisions in the “Description of Notes” in Cricket’s Offering Memorandum dated October 18, 2006 relating to the initial issuance of the Notes that were intended to be verbatim recitations of provisions in the Indenture but that were not properly reflected as such in the Indenture. The text of the Third Supplemental Indenture is attached hereto as Exhibit 4.3.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibits are filed herewith:

Exhibit No.	Description
4.3.2	Third Supplemental Indenture, dated as of April 30, 2007, among Cricket, Wells Fargo Bank, N.A., as trustee, Leap and the other guarantors under the Indenture.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: May 4, 2007	By	/s/ ROBERT J. IRVING, JR.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.3.2	Third Supplemental Indenture, dated as of April 30, 2007, among Cricket, Wells Fargo Bank, N.A., as trustee, Leap and the other guarantors under the Indenture.